Exhibit 23.2
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2007, except with respect to our opinion on the consolidated financial statements insofar as it relates to the condensed consolidating financial information as discussed in Note 25, as to which the date is August 7, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Chemed Corporation’s Current Report on Form 8-K dated August 8, 2007. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statement schedule, which appears in Chemed Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Cincinnati, OH
August 17, 2007

67